ACM GOVERNMENT OPPORTUNITY FUND, INC.                           Exhibit 77C
811-5595




The Annual Meeting of Shareholders of ACM Government Opportunity Fund, Inc. was held on May 28, 1998. A description of each proposal and number of shares voted at the meeting are as follows:

1.  To Elect Directors:

    Class One Directors     Shares Voted For     Withheld Authority
    (term expires 2001)

    John H. Dobkin                11,782,252                148,456
    Clifford L. Michel            11,806,868                123,839
    Donald J. Robinson            11,809,199                121,509

    Class Two Director
    (term expires 1999)

    William H. Foulk, Jr.         11,807,898                122,810

2. To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the Fund's fiscal year ending July 31, 1998.

    Shares Voted For     Shares Voted Against     Shares Abstained

	  11,754,774                   54,080              121,854


ACM GOVERNMENT OPPORTUNITY FUND, INC.                          Exhibit 77Q2
811-5595


During the Fund's most recently completed fiscal year ended July 31, 1998, the following individual filed a late report on Form 3.

						 Number         Number
						of Late        of Late
Name                  Title                     Reports     Transactions

Paul J. DeNoon        Vice President                  1                0
Thomas M. Perkins     Senior Vice President           1                0